January 4, 2014

Dear Friends of WindStream,

I hope this letter finds you well during this holiday season. I would like to take this opportunity to briefly update you on the progress we have made at WindStream this past year and give you a brief look at what we believe is to come in 2014.

In June of 2013, our operating entity, WindStream Technologies, Inc., successfully completed a business combination with a publicly traded company, Windaus Global Energy, Inc. As a result of the business combination, which was accomplished through a share exchange, WindStream is now a wholly-owned subsidiary of Windaus, and the former owners of WindStream are now the controlling shareholders of Windaus. Several reports and filings are required with the U.S. Securities and Exchange Commission (SEC), FINRA and state securities regulators in connection with the business combination, and we are well on our way to completing that reporting and filing process. We anticipate receiving the SEC’s clearance of comments as early as next week, which will keep us on schedule to complete all remaining filings and obtaining necessary clearances during this first quarter of 2014. The Company will change the name from its current public parent entity, “Windaus Global Energy”, to WindStream Technologies, Inc., which will enable us to actively move forward under that banner that we have worked so hard to promote both domestically and internationally. Our trading symbol will also be changed this quarter to reflect the new public company name.

After beginning 2013 with a few remaining technology issues to sort out, the Company began selling its products to the world market in earnest in June of this year. Initial sales were made to distribution partners in Europe, India and Jamaica with demo’s, pilots and marketing efforts introduced in many new markets.

These global efforts have all proven fruitful with ongoing sales as follows:

Jamaica – WindStream has signed an exclusive distribution deal with Jamaica Public Service, (JPS) Jamaica’s national utility company, for the territory of the Caribbean. JPS is not only purchasing products for its customers in Jamaica but representing our products and making sales all across the Caribbean, including opening new markets in Barbados, Trinidad, Grand Cayman and Dominica. We have already received an initial multi-million dollar order from JPS, and we believe additional orders and arrangements will follow in 2014.

WindStream Technologies, Inc. 819 Buckeye Street, North Vernon, IN 47265

India – As many of you know, I have spent a great deal of time in India this past year nurturing our relationships and moving this sales initiative forward. In order to operate more freely in India, we established a wholly owned subsidiary called “WindStream Energy Technologies, Pvt. Ltd.” This entity will be responsible for the marketing, sales and manufacturing of the WindStream products in India and elsewhere in Asia, through established partnerships and strategic alliances.

Product pilots have already begun in India and we believe they will achieve great success. We believe we will secure additional India projects in early 2014. The Company expects to see its first significant order as a result of a successful trial with ACC, Limited for 2-3 MW’s as soon as February 2014. Trials are beginning in January for the rollout of an Indian Government initiative to provide internet connectivity throughout rural India utilizing Bharat Broadband Network Limited (BBNL)’s gigabit backbone. WindStream has been invited into this multi billion dollar effort by BBNL as an energy provider for these “hotspots” in rural India.

Additional sales are being negotiated for major projects throughout the country in the fisheries industry, manufacturing sectors (where gov’t mandates promote the use of renewable energy) and the Telecom sector.

WindStream is currently working with its partner Hyderabad Power Systems to bring on manufacturing capacity in India to meet this growing demand and expects to see its first products rolling off the assembly line in April 2014.

Philippines – The Company successfully negotiated a distribution agreement with Philippines Micro-Matrix Technology, Inc. (PMMT), a group of very prominent businessmen in Manila, for the rights for the South Asia territory. This agreement has aggressive sales targets attached to it which are already being met by our new partners. In addition to general sales to rural off-grid settings, PMMT has engaged with the Philippine Government’s Department of Energy to provide WindStream’s SolarMills to the typhoon ravaged area of Toclaban. This rebuilding effort is just the first step in the Phillipine goverment’s $23 billion relief effort and WindStream is proud to play a part in improving the quality of life for the victims of this terrible storm.

Saudi Arabia - The Company has received a significant investment from a prominent investor group in Saudi Arabia for the distribution and manufacturing rights to the GCC region. We believe that this prestigious group will open doors for continued sales and marketing throughout the region at the highest levels of government and commerce.

WindStream Technologies, Inc. 819 Buckeye Street, North Vernon, IN 47265

Africa, Latin America and the rest of the world! – WindStream and its sales team have additional contacts, relationships and business opportunities to cultivate throughout the developing world and is engaged in ongoing conversations which will result in significant business traction around the world. In the past six months, we have raised in excess of $3 million from strategic and private investors and we are currently working to secure an additional $2 million in equity funding during the first quarter of 2014. This capital will allow the Company to continue to execute on its global business plan and we belive will help us generate significant revenue in 2014.

The Company has built a world-class management and sales team as well as a manufacturing group dedicated to building the best possible products and delivering them to a worldwide market. 2014 looks to be a very successful year for the Company and we are all excited by the challenges that lay ahead.

I would personally like to thank each and every one of you for your support. I am grateful for the belief you have bestowed on me and on the Company we are building together.

Best regards and a very happy New Year to all,

Dan Bates

President and CEO

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business and political conditions in the geographic areas in which we sell our products, weather and natural disasters, changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

WindStream Technologies, Inc. 819 Buckeye Street, North Vernon, IN 47265